Exhibit 10.85

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

PROMISSORY NOTE
Due July 15, 2015

Atlanta, Georgia
July 1, 2010
$62,000,000

FOR VALUE RECEIVED, each of Pinnacle Airlines Corp., a Delaware corporation (“PAC”), Pinnacle Airlines, Inc., a Georgia corporation (“PAI”), and Mesaba Aviation, Inc., a Minnesota corporation (“Mesaba” and, together with PAC and PAI, individually “Borrower” and collectively “Borrowers”), hereby jointly and severally promises to pay to the order of Delta Air Lines, Inc. (“Delta”), or its assignees on July 15, 2015 the principal sum of SIXTY-TWO MILLION DOLLARS ($62,000,000) (or, if less, the then remaining outstanding principal amount) together with interest on the outstanding principal amount hereof at a rate per annum equal to 12.5% calculated on the basis of a year comprised of 365 (or where appropriate 366) days (without compounding), payable on each January 15, April 15, July 15 and October 15 (each, a “Repayment Date”), commencing October 15, 2010, and at maturity (whether by required prepayment, acceleration, declaration or otherwise) and thereafter on demand.  Any portion of the principal amount hereof which is not paid at maturity (as aforesaid) shall thereafter bear interest at a rate per annum until paid equal to the sum of 2% plus the then applicable interest rate hereunder from time to time.

The principal amount of this Note is subject to increase in accordance with Section 1.4(d) of the Stock Purchase Agreement.

SECTION 1.  Principal Payments.  The Borrowers shall make payments of the outstanding principal amount hereof in installments on each January 15, April 15, July 15 and October 15, commencing October 15, 2010 and continuing through July 15, 2015, in an amount equal in the case of each such installment to ***.  Any increase in the principal amount of this Note pursuant to Section 1.4(d) of the Stock Purchase Agreement shall result in a pro rata increase in each of the then remaining installments payable pursuant to the immediately preceding sentence.

In addition, Borrowers may, at any time and from time to time with at least one Business Day’s prior notice to Delta, prepay without premium or penalty all, or any portion in an integral multiple of $100,000, of the principal amount hereof (each such prepayment to be accompanied by the payment of all interest accrued through the date of such prepayment on the principal amount prepaid and to be applied against all remaining installments in the inverse order of the maturity thereof).

SECTION 2.  Payments etc.  Both principal and interest are payable in lawful money of the United States of America in immediately available funds to such account of Delta as Delta may notify to Borrowers from time to time, free and clear of, and without deduction for or on account of, any and all present and future taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto.  Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.  Unless Delta otherwise elects upon at least three Business Days’ prior written notice to PAC, payments of principal hereof and interest hereon in each case due and payable shall be made on the applicable Repayment Date by deductions from amounts due and payable to Borrowers under the Connection Carrier Agreement as described in clause (ii) of the definition of “Connection Carrier Agreement” in the manner set forth therein; provided, however, that if an Event of Default shall have occurred and be continuing, Delta shall have the right to deduct such amount from amounts due and payable to Borrowers under any Connection Carrier Agreement.

SECTION 3.  Representations and Warranties.  Each Borrower represents and warrants as of the date hereof as follows (it being agreed that any representation or warranty made herein with respect to Mesaba shall be made solely with respect to the time period after the Closing Date (as such term is defined in the Stock Purchase Agreement)):

(a) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except for such failures to be qualified and in good standing, if any, that when taken together with all other such failures could not be reasonably expected to have a Material Adverse Effect.

(b) Each Borrower’s execution, delivery and performance of this Note and each other document or instrument to which it is a party delivered in connection herewith (including the Security Agreement) are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene

(i) such Borrower’s charter or by-laws;

(ii) any law, rule or regulation applicable to such Borrower (including without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System); or

(iii) any contractual restriction binding on or affecting such Borrower;

except, with respect to clauses (ii) and (iii) above, to the extent such contravention could not be reasonably expected to result in a Material Adverse Effect.

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance of this Note by each Borrower or (ii) the due execution, delivery and performance of the Security Agreement by each of PAC and Mesaba, other than (x) the filing of any applicable Uniform Commercial Code financing statements, and (y) those listed on Schedule 4.4 to the Stock Purchase Agreement.

(d) Each of this Note and the Security Agreement is the legal, valid and binding obligation of each Borrower that is a party thereto enforceable against each such Borrower in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws (whether statutory, regulatory or decisional), now or hereafter in effect, affecting the enforcement of creditors’ rights generally and (B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) PAC’s audited consolidated balance sheet as at December 31, 2009, and PAC’s related audited consolidated statements of income and stockholders’equity for the fiscal year then ended, copies of which have been furnished to Delta, fairly present in all material respects PAC’s consolidated financial condition as at such date and the results of its consolidated operations for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

(f) There is no action, suit or proceeding pending against, or, to any Borrower’s knowledge (which knowledge in the case of Mesaba shall be limited to the extent of “Seller’s Knowledge” as such term is defined and used in Section 3.7 of the Stock Purchase Agreement), threatened against or affecting, any Borrower before any court or arbitrator or any governmental body, agency or official which has had or could be reasonably expected to have a Material Adverse Effect.

(g) No Borrower is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; nor is any Borrower a “holding company”, a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(h) No Borrower is in default under any of its obligations to banks or other financial institutions or with respect to any Federal or state agency which default has had or could be reasonably expected to have a Material Adverse Effect.

(i) PAC has no subsidiaries except PAI, Mesaba and Colgan.

(j) Each of PAI and Mesaba is a citizen of the United States (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code (or any successor provision) for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

(k) Each employee benefit plan (as defined in the Employment Retirement Income Security Act of 1974, as amended (“ERISA”)) of PAC and PAI is in full compliance with all applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended, no steps have been taken to terminate any such plan and no contribution failure has occurred with respect to any such plan sufficient to give rise to a lien under ERISA, except in each case as could not be reasonably expected to result in a Material Adverse Effect.  No condition exists or event or transaction has occurred with respect to any such plan which might result in the incurrence by PAC or PAI of any material liability, fine or penalty.

(l) All factual information heretofore or contemporaneously furnished by or on behalf of any Borrower in writing to Delta for purposes of or in connection with this Note or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Borrower in writing to Delta will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not materially misleading.

SECTION 4.  Affirmative Covenants.  So long as any amount under this Note remains unpaid, PAC will, and will cause each of its subsidiaries to:

(a) Maintain Property.  Keep all material tangible property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; maintain, with financially sound and reputable insurance companies, insurance on all of its material property (subject to customary deductibles), in at least such amounts and against at least such risks, as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and furnish to Delta all information as to the insurance carried upon reasonable request.

(b) Business Activities.  Continue to engage solely in the business in which it is engaged on the date hereof and activities incidental and related thereto, except that Mesaba or PAI may merge with and into PAI or Mesaba (as the case may be) or Colgan, provided that after giving effect to such merger no Event of Default, and no event which with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

(c) Books and Records.  Keep proper books of record and account in conformity with generally accepted accounting principles, and permit Delta representatives to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all with reasonable advance written notice, at their own expenses, during normal business hours for no more than one time each year as long as no Event of Default has occurred and is continuing and subject to customary confidentiality obligations.

(d) Compliance with Laws etc.  Comply in all material aspects with all applicable laws, rules, regulations and orders, such compliance to include paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon any of its properties except to the extent contested in good faith and by appropriate proceedings promptly instituted and diligently pursued.

(e) Reporting Requirements.  Furnish to Delta (it being agreed that the filing of any publicly available reports and registration statements with the Securities and Exchange Commission or any national securities exchange shall satisfy the relevant reporting requirement under this clause (e)):

(i) as soon as available and in any event within 45 days after the end of each of PAC’s first three quarters of each of its fiscal years, PAC’s consolidated balance sheets as of the end of such quarter and consolidated statements of income and stockholders’ equity for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by PAC’s chief financial officer;

(ii) as soon as available and in any event with 90 days after the end of each of PAC’s fiscal years, a copy of PAC’s annual report for such year containing financial statements for such year certified without a going concern or similar qualification and without a qualification as to the scope of the audit by Ernst & Young LLP or other independent public accountants reasonably acceptable to Delta;

(iii) not later than 10 days after each date as of which liquidity is measured in accordance with Section 5(g), a statement of the cash and cash equivalents balance of PAC and its subsidiaries as of the close of such date;

(iv) as soon as possible and in any event within five days after any senior officer of any Borrower has actual knowledge of any Event of Default or any event which, with the giving of notice or lapse of time, or both, would become an Event of Default, continuing on the date of such statement, a statement of PAC’s chief financial officer setting forth details of such Event of Default or event and the action which Borrowers have taken and propose to take with respect thereto;

(v) promptly after the sending or filing thereof, copies of all reports which PAC makes available to any of its security holders;

(vi) promptly after the filing or receiving thereof, copies of all material reports and notices which PAC or any of its subsidiaries files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which PAC or any of its subsidiaries receives from such corporation or any other government agency, in each case other than in the ordinary course of business; and

(vii) upon written request from Delta on the basis of its reasonable belief that a Material Adverse Effect has occurred or is reasonably likely to occur, such other information respecting the condition or operations, financial or otherwise, of PAC or any of its subsidiaries, in each case subject to applicable confidentiality obligations.

All financial statements furnished pursuant to this clause (e) shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of financial statements described in clause (e) of Section 3.

(f) Air Carrier Status.  Cause each of PAI and Mesaba to remain a certificated air carrier in accordance with the provisions of clause (j) of Section 3 (except as permitted by clause (b) of this Section 4).

SECTION 5.  Negative Covenants.  So long as any amount under this Note remains unpaid, PAC will not, and will not permit any of its subsidiaries to:

(a) Debt.  Create or suffer to exist any Debt other than (i) Debt under this Note, (ii) Debt outstanding on the date hereof and indentified in Schedule I hereto, (iii) Debt created with the prior written consent of Delta, (iv) Debt secured by a Permitted Lien, (v) Debt owed to any other Borrower and subordinated to the Debt under this Note and (vi) other unsecured Debt.

(b) Liens, etc.  Create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, other than (i) the Security Agreement and (ii) Permitted Liens.

(c) Dividends.  Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any of its classes of capital stock, or purchase, redeem or otherwise acquire for value any shares of any of its classes of capital stock or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding, except cash dividends paid by any subsidiary of PAC to PAC, provided that, both prior to and after such dividend payment, there shall not be any Event of Default or any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

(d) Loans and Advances.  Make any loan or advance to any Person, except for (i) any loan or advance to any Borrower, (ii) travel and other ordinary course of business advances to officers and employees and (iii) without limiting clause (i), other loans or advances to Persons who are not directors, officers, employees or affiliates of PAC or any of its subsidiaries in an aggregate outstanding principal amount with respect to all such other loans and advances not in excess of ***.

(e) Transactions with Affiliates.  Enter into any transaction or series of related transactions with any of its affiliates, other than on terms and conditions substantially as favorable to it as would reasonably be obtained by it at that time in a comparable arms-length transaction with a Person other than an affiliate.

(f) Mergers, etc.  PAC shall not merge or consolidate with or into any Person unless PAC is the surviving entity of such merger or consolidation and after giving effect to such merger or consolidation, no Event of Default, and no event which, with the giving of notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

(g) Minimum Liquidity.  Permit the sum of all cash and cash equivalents of PAC and its subsidiaries to be less than *** as of the close of business on the last day of each calendar month (and if such day falls on a day that is not a Business Day, then the first Business Day in the next calendar month); provided that the covenant in this clause (g) shall no longer be applicable at any time when the aggregate outstanding principal amount under this Note is less than ***.

(h)      Annual Financial Test.  At any time when PAC is not a reporting company under the Securities Exchange Act of 1934, as amended, permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for any period of four consecutive fiscal quarters ending on or after September 30, 2010 to be less than ***.

“Consolidated EBITDAR” shall for any period mean the consolidated operating income of PAC and its subsidiaries for such period plus (i) consolidated aircraft operating rental expenses of PAC and its subsidiaries for such period plus (ii) amortization and depreciation that were deducted in arriving at the amount of such consolidated operating income for such period plus (iii) interest income of PAC and its subsidiaries for such period, all as determined on a consolidated basis in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the financial statements referred to in clause (e) of Section 3.

“Consolidated Fixed Charges” shall for any period mean the total consolidated interest expense of PAC and its subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus the total consolidated aircraft operating rental expenses of PAC and its subsidiaries for such period, all as determined on a consolidated basis in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the financial statements referred to in clause (e) of Section 3.

SECTION 6.  Events of Default.  If any of the following events (“Events of Default”) occurs and is continuing:

(a) Borrowers fail to pay

(i) any principal of this Note when due;

(ii) any interest on this Note within five (5) Business Days after the date when due; or

(iii) any other amounts payable under this Note within ten (10) Business Days after the date when due;

(b) any representation or warranty made by any Borrower in or in connection with this Note proves to have been incorrect in any material respect when made and, if such incorrectness can be remedied, such incorrectness remains unremedied for seven (7) days after written notice thereof is given to Borrowers by Delta;

(c) any Borrower fails to perform or observe any covenant or agreement contained in Section 5 and, if such failure can be remedied, such failure remains unremedied for seven (7) days after written notice thereof is given to Borrowers by Delta;

(d) any Borrower fails to perform or observe any other term, covenant or agreement contained in this Note or the Security Agreement on its part to be performed or observed and any such failure remains unremedied for thirty (30) days after written notice thereof is given to Borrowers by Delta;

(e) any event or condition occurs which results in the acceleration of the maturity of any indebtedness for borrowed money of any Borrower exceeding *** in aggregate principal amount at the time outstanding or which permits (or, with the giving of notice or lapse of time or both, would enable) the holder of such indebtedness for borrowed money or any Person acting on such holder’s behalf to accelerate the maturity thereof;

(f) any default occurs under any lease or leases by any Borrower as lessee of any real or personal property under which the aggregate rentals payable under such lease or all such leases in the aggregate exceed ***;

(g) PAC or any of its subsidiaries admits in writing its inability to pay debts, or make a general assignment for the benefit of creditors; or any proceeding is instituted by or against PAC or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee or other similar official for PAC or any of its subsidiaries or for any substantial part of its property and such proceeding (if instituted against PAC or any of its subsidiaries) is not dismissed or stayed within 60 days of the commencement thereof; or PAC or any of its subsidiaries takes any corporate action to authorize any of the actions set forth in this clause (f);

(h) one or more final judgments or orders for the payment of money in excess of *** in the aggregate shall be rendered against any Borrower and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days;

(i) any Borrower fails to perform or observe any term, covenant or agreement contained in any other agreement with Delta or any of its affiliates on its part to be performed or observed which failure has resulted in an event of default thereunder;

(j) any of the following events shall occur with respect to any employee benefit plans of PAC or any of its subsidiaries, except in each case as could not be reasonably expected to result in a Material Adverse Effect: the institution by any Borrower of any steps to terminate any such plan; or a contribution failure occurs with respect to any such plan sufficient to give rise to a lien under ERISA; or

(k)       ***;

then, if any Event of Default described in the preceding clause (g) shall occur, the outstanding principal amount of this Note and other obligations hereunder and under the Security Agreement shall automatically be and become immediately due and payable, without notice or demand.  If any Event of Default (other than any Event of Default described in the preceding clause (g)) shall occur for any reason, whether voluntary or involuntary, and be continuing, Delta may by notice to the Borrowers declare all or any portion of the outstanding principal amount of this Note and other obligations hereunder and under the Security Agreement to be due and payable, whereupon the full unpaid amount of this Note and other obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

SECTION 7.  Amendments, etc.  No amendment to or waiver of any provision of this Note or any other document or instrument delivered in connection herewith, nor consent to any departure by any Borrower therefrom, will in any event be effective unless the same is in writing and signed by Delta and the Borrowers and then such amendment, waiver or consent will be effective only in the specified instance and for the specific purpose for which given.

SECTION 8.  Notices, etc.  All notices and other communications provided for hereunder must be in writing (including facsimile communication) and mailed or facsimiled or delivered, if to Borrowers, at Pinnacle Airlines Corp., 1689 Nonconnah Blvd., Suite 111, Memphis, TN 38132, Fax No: 901-348-4103, Attention: Chief Financial Officer, with a copy to: Pinnacle Airlines Corp., 1689 Nonconnah Blvd., Suite 111, Memphis, TN 38132, Fax No: 901-348-4103, Attention: General Counsel (and notice given to such address shall be deemed to be notice to all Borrowers); and if to Delta, at 1030 Delta Boulevard, Department 856, Atlanta, GA 30354, Fax No: 404-773-7345, Attention: Senior Vice President and Treasurer; or, as to Borrowers and Delta, at such other address as designated by any party in a written notice to the other parties.  All such notices and communications will, when mailed or facsimiled, be effective when received in the mails or sent by facsimile (receipt confirmed), respectively, addressed as aforesaid.

SECTION 9.  Accounting and Certain Other Terms.  All accounting terms not specifically defined herein shall be construed and consistently applied in accordance with those generally accepted accounting principles applied in the preparation of the financial statements referred to in clause (e) of Section 3, except as otherwise stated herein.  In addition, for purposes of this Note, the following terms will have the following meanings:

“Connection Carrier Agreement” means (i) that certain Delta Connection Agreement dated as of April 27, 2007 among Delta, PAC and PAI (as such agreement may be amended, modified or replaced from time to time); (ii) that certain Second Amended and Restated Airline Services Agreement dated as of July 1, 2010 among Delta, PAC, PAI and Mesaba (as such agreement may be amended, modified or replaced from time to time); (iii) that certain Saab 340B+ Delta Connection Agreement dated as of July 1, 2010 among PAC, Mesaba and Delta (as such agreement may be amended, modified or replaced from time to time) and (iv) that certain Delta Connection Agreement dated as of July 1, 2010 among PAC, PAI, Mesaba and Delta (as such agreement may be amended, modified or replaced from time to time).

“Business Day” means a day on which banks are not required or authorized to close in Atlanta, Georgia or Minneapolis, Minnesota.

“Colgan” means Colgan Air, Inc., a Virginia corporation.

“Debt” means, when used with reference to any Person:

(i)           indebtedness of such Person for borrowed money,

(ii)           obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii)           obligations of such Person to pay the deferred purchase price of property or services (other than trade debt on customary terms incurred in the ordinary course of business),

(iv)           obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, consistently applied, recorded as capital leases,

(v)           obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and

(vi)           liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA, together with the regulations thereunder, in each case as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of PAC and its subsidiaries, taken as a whole, (b) the validity or enforceability of this Note, the Security Agreement or the rights and remedies of Delta hereunder or thereunder or (c) the ability of any Borrower to pay its obligations under this Note or the Security Agreement.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Permitted Liens” means: (i) liens securing Debt under this Note; (ii) liens existing on the date of this Agreement and listed in Schedule II hereto; (iii) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (iv) landlords’, carriers’, workmen’s, warehousemen’s, mechanic’s, materialmen’s, repairmen’s, employees’ or other like liens arising in the ordinary course of business with respect to amounts which are not yet delinquent or that are being contested in good faith by appropriate proceedings; (v) pledges or deposits made in the ordinary course of business in connection with (a) leases, performance bonds or similar obligations, (b) workers’ compensation, unemployment insurance and other social security legislation or (c) securing the performance of surety bonds and appeal bonds required (A) in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrowers or (B) in connection with judgments that do not give rise to an Event of a Default; (vi) with respect to real property or interests therein, easements, licenses, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers or liens disclosed in title reports; (vii) liens on any property other than the Collateral (as such term is defined in the Security Agreement); and (viii) liens existing immediately prior to the Closing (as such term is defined in the Stock Purchase Agreement) on any asset purchased under the Stock Purchase Agreement.

“Security Agreement” means that certain Security and Pledge Agreement, dated as of the date hereof, among PAC, Mesaba, and Delta.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of the date hereof, among PAC, PAI, Delta and Mesaba.

SECTION 10.  Costs and Expenses.  Each Borrower jointly and severally agrees to pay on demand all costs and expenses of the holder of this Note, including reasonable and documented legal fees and expenses, in connection with the enforcement of this Note, the Security Agreement and any other document or instrument delivered hereunder.

SECTION 11.  Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, the holder hereof is hereby authorized at any time and from time to time, without notice to Borrowers (any such notice being expressly waived), to set off and apply any and all indebtedness at any time owing by such holder to or for any Borrower’s credit or account against any and all of such Borrower’s obligations now or hereafter existing under this Note or any other document or instrument delivered in connection herewith, irrespective of whether or not such holder has made any demand under this Note or any other document or instrument delivered in connection herewith, and although such obligations may be unmatured.  The holder’s rights under this Section 11 are in addition to other rights and remedies (including other rights of set-off) which it may have and are in addition to Delta’s right to cause payments of principal hereof and interest hereon to be made by deductions from amounts payable to Borrowers under the Connection Carrier Agreements in the manner set forth therein.

SECTION 12.                                 Indemnification and Survival.  Each Borrower hereby jointly and severally indemnifies, exonerates and holds Delta and each of its officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable and documented attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

  (a)           any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment and any Borrower; or

 (b)           the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Borrower of any hazardous material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental law), regardless of whether caused by, or within the control of, such Borrower, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Each Borrower’s obligations under this Section 12 and under Section 10 shall in each case survive the payment in full of all obligations hereunder.

Notwithstanding the foregoing, the obligations of the Borrowers under this Section 12 shall, with respect to Mesaba, pertain solely to the period after the Closing Date (as such term is defined in the Stock Purchase Agreement).

SECTION 13.  Governing Law. THIS NOTE AND EACH OTHER DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

SECTION 14.  Forum Selection and Consent to Jurisdiction.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

 (a)           SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND THE OTHER RELATED DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

 (b)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

 (c)           AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 8 OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

 (d)           AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 15.  Waiver of Jury Trial.  EACH BORROWER AND DELTA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR THE SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF IT.

SECTION 16.  Miscellaneous.  This Note is the “Promissory Note” referred to in, and is issued by the Borrowers under, the Stock Purchase Agreement.

SECTION 17.  Joint and Several Obligations.  The obligations of the Borrowers hereunder are joint and several.  Each Borrower agrees that its obligations are a primary obligation of such Borrower and not merely a contract of surety.  Each Borrower waives presentation to, demand for payment from and protest to such Borrower or any other Borrower, and also waives notice of protest for nonpayment.  The obligations of Borrowers hereunder shall not be affected by (i) the failure of Delta to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Note or otherwise, (ii) any extension or renewal of any provision hereof, (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Note or the Security Agreement; (iv) the release, exchange waiver or foreclosure of any security held by Delta, (v) the failure of Delta to exercise any right or remedy against any Borrower, or (vi) the release or substitution of any collateral.  Each Borrower further waives any right to require that any resort be had by Delta to any security held for payment of this Note or to any balance of any deposit, account or credit on the books of Delta in favor of any Borrower.

Each Borrower hereby waives any defense that it might have based on a failure to remain informed of the financial condition of any other Borrower and any circumstances affecting the ability of any other Borrower to perform under this Note.  Each Borrower’s obligations hereunder shall not be affected by the genuineness, validity, regularity or enforceability of this Note or the Security Agreement or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance which might otherwise constitute a defense to such obligations.

The obligations of the Borrowers hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegally or unenforceability of such obligations.  Without limiting the generality of the foregoing, the obligations of the Borrowers hereunder shall not be discharged or impaired or otherwise affected by failure of Delta to assert any claim or demand or to enforce any remedy under this Note or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of such obligations, or by any other act or thing or omission or delay or do any other act or thing which may or might in any manner or to any extent vary the risk of any Borrower or would otherwise operate as a discharge of any Borrower as a matter of law.

Each Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any obligation hereunder is rescinded or must otherwise be restored by Delta upon the bankruptcy or reorganization of such Borrower or otherwise.

Upon payment by any Borrower of any sums to Delta hereunder, all rights of such Borrower against any other Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment  to the prior payment in full of all the obligations of the Borrowers hereunder (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of a Borrower whether or not post filing interest is allowed in such proceeding).  If any amount shall be paid to such Borrower for the account of any other Borrower relating to the obligations hereunder, such amount shall be held in trust for the benefit of Delta and shall forthwith be paid to Delta to be credited and applied to the obligations hereunder, whether matured or unmatured.

PINNACLE AIRLINES CORP.

By:	/s/ Brian T. Hunt

Name:              Brian T. Hunt

Title:            Vice President and General Counsel

PINNACLE AIRLINES, INC.

By:	/s/ Brian T. Hunt

Name:              Brian T. Hunt

Title:            Vice President and General Counsel

MESABA AVIATION, INC.

By:	/s/ Brian T. Hunt

Name:              Brian T. Hunt

Title:            Vice President

Acknowledged and Agreed:

DELTA AIR LINES, INC.

By:  /s/ Donald T. Bornhorst

Name:   Donald T. Bornhorst

Title:  Senior Vice President – Delta Connection

SCHEDULE I
to Promissory Note

DEBT

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SCHEDULE II
to Promissory Note

LIENS

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